SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                       (Date of earliest event reported):

                               September 29, 1998

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                           METRIKA SYSTEMS CORPORATION
             (Exact name of Registrant as specified in its charter)


Delaware                        1-13085                          33-0733537
(State or other               (Commission                   (I.R.S. Employer
jurisdiction of               File Number)               Identification Number)
incorporation or
organization)


5788 Pacific Center Boulevard
San Diego, California                                                 92121
(Address of principal executive offices)                           (Zip Code)


                                 (619) 450-9649
                         (Registrant's telephone number
                              including area code)



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      This Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Forward-looking Statements" in Exhibit 13 to Metrika Systems Corporation's Annual Report on Form 10-K for the year ended January 3, 1998. These include risks and uncertainties relating to: customer capital spending policies, market acceptance of new products, technological change and new-product introductions, government regulations and approvals, Metrika Systems' acquisition strategy, international operations, competition, proprietary technology rights, and the potential impact of the year 2000 on processing date-sensitive information.

Item 5.     Other Events

      On September 29, 1998, Metrika Systems Corporation ("Metrika Systems") announced that it will record a pretax restructuring charge of approximately $600,000 in the third quarter, ending October 3, 1998. The charge will be incurred as a result of severance expenses resulting from a reduction in its workforce of approximately seven percent (35 employees). This charge will reduce third quarter 1998 diluted earnings per share by approximately $.04. Metrika Systems estimates that these actions will result in 1999 operating savings of approximately $1.4 million.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

      (a) Financial Statements of Business Acquired: not applicable.

      (b)   Pro Forma Financial Information: not applicable.

      (c)   Exhibits: not applicable.

                                    SIGNATURE



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on this 29th day of September, 1998.



                                          METRIKA SYSTEMS CORPORATION



                                          By:/s/ Kenneth J. Apicerno
                                             Kenneth J. Apicerno
                                             Treasurer